Exhibit 3.4.2

CORPORATE ACCESS NUMBER: 200178150

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

NOVA GAS TRANSMISSION LTD.

AMENDED ITS ARTICLES ON 2003/11/24.